                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                 FOR INFORMATION CONTACT
---------------------                                 -----------------------
                                                      KURT DAVIS
                                                      303-672-8830
                                                      KDAVIS@CORAMHC.COM




                CORAM ANNOUNCES APPOINTMENT OF CHAPTER 11 TRUSTEE

DENVER - MARCH 13, 2002 - Coram Healthcare Corporation (OTCBB:CRHEQ) and Coram, Inc., collectively referred to as Coram or the Company, today announced that Judge Mary F. Walrath of the U.S. Bankruptcy Court for the District of Delaware has approved the appointment of Arlin M. Adams, Esq., as Coram's Chapter 11 Trustee.

Judge Adams is retired from the U.S. Court of Appeals for the Third Circuit and is of counsel to the law firm of Schnader, Harrison, Segal & Lewis in Philadelphia.

"Coram's Board of Directors and management welcome the appointment of Judge Adams as Chapter 11 trustee," said Daniel D. Crowley, Coram's Chairman, President and CEO. "We believe this is the best way to complete an equitable and timely resolution of this reorganization while Coram continues to provide quality care and service to patients and customers."

Coram filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code on August 8, 2000 with the support of the lenders holding Coram, Inc.'s principal debt. The Company's operating subsidiaries have continued to maintain normal patient services and business operations, paying trade creditors currently throughout the process.

Denver-based Coram Healthcare Corporation, through its subsidiaries, including all branch offices, is a national leader in providing specialty infusion therapies and support for clinical trials.


                                       ###